Ref.: 4471.80507

December 10, 2015

Re:	Consent of Independent Engineers

We hereby consent to the use of and reference to our name and our report evaluating a portion of the crude oil, natural gas and natural gas liquids reserves of Husky Energy Inc. (the “Company”) as of December 31, 2014, and the inclusion and incorporation by reference of information derived from our report, in the Company’s registration statement on Form F-10.

We also consent to the references to us under the headings “Experts” in the registration statement.

Sincerely,

SPROULE UNCONVENTIONAL LIMITED

/s/ Cameron P. Six
Cameron P. Six, P. Eng.
Senior Vice-President, Unconventional and Director

CPS:smr

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